EXHIBIT 15.1
November 7, 2018
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We are aware that our report dated November 7, 2018 on our review of interim financial information of Tenneco Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos.333-17485, 333-41535, 333-33934, 333-101973, 333-113705, 333-142475, 333-159358, 333-192928, and 333-227648) and the Registration Statements on Form S-3 (No. 333-224786 and 333-227646) of Tenneco Inc.

Very truly yours,
/s/PricewaterhouseCoopers LLP
Milwaukee, Wisconsin